Exhibit 99.1

●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●● Transocean Ltd. Investor Relations and Corporate Communications

●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●

Analyst Contacts:	Thad Vayda	News Release
+1 713-232-7551

Diane Vento
+1 713-232-8015

Media Contact:	Pam Easton	FOR RELEASE: November 9, 2014
+1 713-232-7647

TRANSOCEAN LTD. REPORTS THIRD QUARTER 2014 RESULTS

•                  Revenues were $2.270 billion, compared with $2.328 billion in the second quarter of 2014;

•                  Operating and maintenance expenses were $1.318 billion, increased from $1.213 billion in the prior period;

•                  Net loss attributable to controlling interest was $2.217 billion, including $2.569 billion of net unfavorable items. This compares with second quarter net income attributable to controlling interest of $587 million;

•                  On a per diluted share basis, net loss attributable to controlling interest was $6.12. After adjusting for net unfavorable items, adjusted earnings from continuing operations were $352 million, or $0.96 per diluted share;

•                  The Annual Effective Tax Rate(1) was 24.8 percent, up from 12.6 percent;

•                  Cash flows from operating activities were $882 million, up from $636 million;

•                  Fleet revenue efficiency(2) was 92.6 percent, compared with 95.0 percent in the second quarter. Revenue efficiency on ultra-deepwater rigs was 91.6 percent, compared with 94.0 percent;

•                  Fleet utilization(3) was 75 percent, versus 78 percent; and

•                  Contract backlog was $23.6 billion as of the October 15, 2014 Fleet Status Report.

ZUG, SWITZERLAND—November 9, 2014—Transocean Ltd. (NYSE: RIG) (SIX: RIGN) today reported a net loss attributable to controlling interest for the three months ended September 30, 2014 of $2.217 billion, or $6.12 per diluted share.  Third quarter 2014 results included net unfavorable items of $2.569 billion, or $7.08 per diluted share, as follows:

•                  $1.921 billion, or $5.29 per diluted share, resulting from a non-cash goodwill impairment. The impairment is due primarily to the decline in the market valuation of the company’s contract drilling services business;

•                  $693 million, or $1.91 per diluted share, associated with an impairment of the Deepwater Floater asset group due to the deterioration of the market outlook;

•                  $7 million, or $0.02 per diluted share, in impairments of assets classified as held for sale;

•                  $4 million, or $0.01 per diluted share, associated with the loss on disposal of assets and other miscellaneous items; and

•                  $3 million, or $0.01 per diluted share, in costs related to one-time termination benefits.

These net unfavorable items were partially offset by:

•                  $45 million, or $0.12 per diluted share, in favorable discrete tax benefits; and

•                  $14 million, or $0.04 per diluted share, related to a favorable adjustment in contingencies associated with the Macondo well incident.

After consideration of these net unfavorable items, third quarter adjusted earnings from continuing operations were $352 million, or $0.96 per diluted share.

For the three months ended September 30, 2013 the company reported net income attributable to controlling interest of $546 million, $1.50 per diluted share, which included net favorable items of $51 million, or $0.14 per diluted share. After consideration of these net favorable items, adjusted earnings from continuing operations were $495 million, or $1.36 per diluted share.  A reconciliation of the non-GAAP adjusted net income and diluted earnings per share to the most directly comparable GAAP measures is included in the accompanying schedules.

Revenues for the three months ended September 30, 2014 decreased $58 million sequentially to $2.270 billion. The decrease was due primarily to lower revenue efficiency and an increase in out-of-service time, partly offset by the commencement of operations of the company’s two ultra-deepwater newbuilds, Deepwater Asgard and Deepwater Invictus.

Operating and maintenance expenses increased $105 million sequentially to $1.318 billion, as anticipated. The increase was due primarily to higher shipyard expenses mainly associated with planned special periodic surveys and other maintenance on several harsh environment floaters as well as contract preparation on the Transocean Amirante.

General and administrative expenses decreased $11 million sequentially to $52 million. The decrease was due mainly to lower project-related legal and professional fees, and lower personnel costs resulting from the company’s organizational efficiency initiative.

Transocean’s third quarter Effective Tax Rate(4) decreased to 0.7 percent from 10.7 percent in the second quarter of 2014.  The decrease was primarily associated with the goodwill impairment and favorable changes in estimates related to prior years’ tax liabilities partly offset by movements of rigs between jurisdictions, U.K. legislation associated with bareboat charter payments to affiliates, and foreign currency impacts. Transocean’s Annual Effective Tax Rate for the third quarter of 2014 was 24.8 percent versus 12.6 percent for the prior quarter. Income tax expense included an unfavorable tax expense of $39 million, or $0.11 per diluted share, to reflect the increase in the Annual Effective Tax Rate to 16.7 percent for the nine months ended September 30, 2014, from 13.8 percent for the six months ended June 30, 2014.

Interest expense, net of amounts capitalized, was $122 million in the third quarter, up from $112 million sequentially. Capitalized interest was $33 million, a sequential decrease of $9 million due primarily to the commencement of operations of the Deepwater Asgard and the Deepwater Invictus. Interest income was $6 million, compared with $15 million in the second quarter.

Cash flows from operating activities increased $246 million to $882 million mainly due to changes in working capital.

Capital expenditures increased $14 million to $365 million.

Update on Caledonia Offshore Drilling

Transocean has elected to not pursue a private placement of shares of Caledonia Offshore Drilling at this time.  The internal separation of Caledonia is substantially complete and key standalone performance details will be reported beginning in the fourth quarter of 2014.  Transocean maintains full flexibility to pursue all options to maximize the value of Caledonia, including divestiture in part or full to a public or private buyer, a spin, or a public offering.

Non-GAAP Financial Measures

All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the company’s website at www.deepwater.com.

Forward-Looking Statements

The statements described in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These statements contain words such as “possible,” “intend,” “will,” “if,” “expect” or other similar expressions.  Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, changes in tax estimates, impairment of goodwill, impairment of the Deepwater Floater asset group, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the future prices of oil and gas and other factors, including those and other risks discussed in the company’s most recent Annual Report on Form 10-K for the year ended December 31, 2013, and in the company’s other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law.

This press release, or referenced documents, do not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and do not constitute an offering prospectus within the meaning of article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange. Investors must rely on their own evaluation of Transocean and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean.

Conference Call Information

Transocean will conduct a teleconference starting at 8:00 a.m. EST, 2:00 p.m. CET, on Monday, November 10, 2014 to discuss the period’s results.  To participate, dial +1 913-312-1448 and refer to confirmation code 7358763 approximately 10 minutes prior to the scheduled start time.

In addition, the teleconference will be simulcast in a listen-only mode over the Internet and can be accessed at Transocean’s website, www.deepwater.com, by selecting “Investor Relations/Overview.” Supplemental materials that may be referenced during the teleconference will be posted to Transocean’s website and can be found by selecting “Investor Relations/Financial Reports.”

A replay of the conference call will be available after 11:00 a.m. EST, 5:00 p.m. CET, on November 10, 2014, and can be accessed by dialing +1 719-457-0820 and referring to the confirmation code 7358763.  Also, a replay will be available by visiting the aforementioned website address. The archived call will be available for approximately 30 days.

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on deepwater and harsh environment drilling services, and believes that it operates one of the most versatile offshore drilling fleets in the world.

Transocean owns or has partial ownership interests in, and operates a fleet of 79 mobile offshore drilling units consisting of 48 high-specification floaters (ultra-deepwater, deepwater and harsh environment drilling rigs), 21 midwater floaters and 10 high-specification jackups. In addition, the company has seven ultra-deepwater drillships and five high-specification jackups under construction.

For more information about Transocean, please visit the website www.deepwater.com.

Notes

(1) Annual Effective Tax Rate is defined as income tax expense from continuing operations excluding various discrete items (such as changes in estimates and tax on items excluded from income before income tax expense), divided by income from continuing operations before income tax expense excluding gains on sales and similar items pursuant to the accounting standards for income taxes. See the accompanying schedule entitled “Supplemental Effective Tax Rate Analysis.”

(2) Revenue efficiency is defined as actual contract drilling revenues for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage.  Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding amounts related to incentive provisions.  See the accompanying schedule entitled “Revenue Efficiency.”

(3) Rig utilization is defined as the total number of operating days divided by the total number of rig calendar days in the measurement period, expressed as a percentage.  See the accompanying schedule entitled “Utilization.”

(4) Effective Tax Rate is defined as income tax expense for continuing operations divided by income from continuing operations before income taxes. See the accompanying schedule entitled “Supplemental Effective Tax Rate Analysis.”

TRANSOCEAN LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013

Operating revenues
Contract drilling revenues	$2,215	$2,402	$6,785	$6,868
Other revenues	55	47	152	129
	2,270	2,449	6,937	6,997
Costs and expenses
Operating and maintenance	1,318	1,386	3,800	4,102
Depreciation	288	273	849	834
General and administrative	52	67	172	211
	1,658	1,726	4,821	5,147
Loss on impairment	(2,768)	(17)	(2,833)	(54)
Gain (loss) on disposal of assets, net	(12)	32	(14)	23
Operating income (loss)	(2,168)	738	(731)	1,819

Other income (expense), net
Interest income	6	11	31	39
Interest expense, net of amounts capitalized	(122)	(142)	(360)	(445)
Other, net	6	(4)	12	(21)
	(110)	(135)	(317)	(427)
Income (loss) from continuing operations before income tax expense	(2,278)	603	(1,048)	1,392
Income tax expense	(16)	63	136	214
Income (loss) from continuing operations	(2,262)	540	(1,184)	1,178
Income (loss) from discontinued operations, net of tax	(1)	8	(16)	(6)

Net income (loss)	(2,263)	548	(1,200)	1,172
Net income (loss) attributable to noncontrolling interest	(46)	2	(26)	(2)
Net income (loss) attributable to controlling interest	$(2,217)	$546	$(1,174)	$1,174

Earnings (loss) per share-basic
Earnings (loss) from continuing operations	$(6.12)	$1.48	$(3.20)	$3.25
Earnings (loss) from discontinued operations	—	0.02	(0.04)	(0.02)
Earnings (loss) per share	$(6.12)	$1.50	$(3.24)	$3.23

Earnings (loss) per share-diluted
Earnings (loss) from continuing operations	$(6.12)	$1.48	$(3.20)	$3.25
Earnings (loss) from discontinued operations	—	0.02	(0.04)	(0.02)
Earnings (loss) per share	$(6.12)	$1.50	$(3.24)	$3.23

Weighted-average shares outstanding
Basic	362	360	362	360
Diluted	362	361	362	360

TRANSOCEAN LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except per share data)

(Unaudited)

	September 30, 2014	December 31, 2013

Assets
Cash and cash equivalents	$2,873	$3,243
Accounts receivable, net of allowance for doubtful accounts of $14 at September 30, 2014 and December 31, 2013	2,174	2,162
Materials and supplies, net of allowance for obsolescence of $95 and $80 at September 30, 2014 and December 31, 2013, respectively	835	737
Assets held for sale	50	148
Deferred income taxes, net	160	151
Other current assets	275	331
Total current assets	6,367	6,772

Property and equipment	30,107	29,518
Less accumulated depreciation	(8,419)	(7,811)
Property and equipment, net	21,688	21,707
Goodwill	1,014	2,987
Other assets	895	1,080
Total assets	$29,964	$32,546

Liabilities and equity
Accounts payable	$892	$1,106
Accrued income taxes	130	53
Debt due within one year	362	323
Other current liabilities	2,162	2,072
Total current liabilities	3,546	3,554

Long-term debt	9,991	10,379
Deferred income taxes, net	258	374
Other long-term liabilities	1,210	1,554
Total long-term liabilities	11,459	12,307

Commitments and contingencies
Redeemable noncontrolling interest	7	—

Shares, CHF 15.00 par value, 396,260,487 authorized, 167,617,649 conditionally authorized, 373,830,649 issued and 362,234,868 outstanding at September 30, 2014 and 373,830,649 authorized, 167,617,649 conditionally authorized, 373,830,649 issued and 360,764,100 outstanding at December 31, 2013	5,168	5,147
Additional paid-in capital	5,775	6,784
Treasury shares, at cost, 2,863,267 held at September 30, 2014 and December 31, 2013	(240)	(240)
Retained earnings	4,088	5,262
Accumulated other comprehensive loss	(185)	(262)
Total controlling interest shareholders’ equity	14,606	16,691
Noncontrolling interest	346	(6)
Total equity	14,952	16,685
Total liabilities and equity	$29,964	$32,546

TRANSOCEAN LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013

Cash flows from operating activities
Net income (loss)	$(2,263)	$548	$(1,200)	$1,172
Adjustments to reconcile to net cash provided by operating activities
Amortization of drilling contract intangibles	(4)	(5)	(12)	(21)
Depreciation	288	273	849	834
Share-based compensation expense	24	36	75	85
Loss on impairment	2,768	17	2,833	54
Loss on impairment of assets in discontinued operations	—	14	—	14
(Gain) loss on disposal of assets, net	12	(32)	14	(23)
(Gain) loss on disposal of assets in discontinued operations, net	—	(31)	10	(49)
Deferred income taxes	(94)	(28)	(134)	(64)
Other, net	10	27	27	77
Changes in deferred revenue, net	10	(33)	80	(68)
Changes in deferred costs, net	(52)	30	(32)	38
Changes in operating assets and liabilities	183	(193)	(856)	(904)
Net cash provided by operating activities	882	623	1,654	1,145

Cash flows from investing activities
Capital expenditures	(365)	(450)	(1,847)	(1,290)
Proceeds from disposal of assets, net	102	170	203	174
Proceeds from disposal of assets in discontinued operations, net	(1)	68	35	131
Proceeds from repayment of notes receivable	—	2	101	14
Proceeds from sale of preference shares	—	—	—	185
Other, net	—	—	(15)	—
Net cash used in investing activities	(264)	(210)	(1,523)	(786)

Cash flows from financing activities
Repayments of debt	(75)	(77)	(318)	(1,673)
Proceeds from restricted cash investments	69	77	176	283
Deposits to restricted cash investments	—	(8)	(20)	(112)
Proceeds from sale of noncontrolling interest	443	—	443	—
Distribution of qualifying additional paid-in capital	(272)	(202)	(746)	(404)
Other, net	(27)	(1)	(36)	(28)
Net cash provided by (used in) financing activities	138	(211)	(501)	(1,934)

Net increase (decrease) in cash and cash equivalents	756	202	(370)	(1,575)
Cash and cash equivalents at beginning of period	2,117	3,357	3,243	5,134
Cash and cash equivalents at end of period	$2,873	$3,559	$2,873	$3,559

TRANSOCEAN LTD. AND SUBSIDIARIES

FLEET OPERATING STATISTICS

	Operating Revenues (in millions)
	Three months ended			Nine months ended September 30,
	September 30, 2014	June 30, 2014	September 30, 2013	2014	2013
Contract drilling revenues
High-Specification Floaters:
Ultra-Deepwater Floaters:	$1,135	$1,167	$1,177	$3,498	$3,425
Deepwater Floaters	233	252	345	744	887
Harsh Environment Floaters	247	254	300	787	867
Total High-Specification Floaters	1,615	1,673	1,822	5,029	5,179
Midwater Floaters	442	441	419	1,295	1,229
High-Specification Jackups	154	160	157	449	439
Contract intangible revenue	4	4	4	12	21
Total contract drilling revenues	2,215	2,278	2,402	6,785	6,868

Other revenues
Client reimbursable revenues	46	43	46	133	125
Integrated services and other	9	7	1	19	4
Total other revenues	55	50	47	152	129
Total revenues	$2,270	$2,328	$2,449	$6,937	$6,997

	Average Daily Revenue (1)
	Three months ended			Nine months ended September 30,
	September 30, 2014	June 30, 2014	September 30, 2013	2014	2013
High-Specification Floaters:
Ultra-Deepwater Floaters	$527,200	$538,700	$525,900	$537,700	$497,000
Deepwater Floaters	357,700	371,100	363,400	373,700	348,800
Harsh Environment Floaters	585,300	452,000	466,800	487,800	456,300
Total High-Specification Floaters	500,600	491,000	475,700	497,400	456,900
Midwater Floaters	353,000	363,100	316,400	350,200	302,700
High-Specification Jackups	167,800	173,400	164,300	167,900	164,500
Total	$409,900	$410,000	$392,400	$411,000	$379,000

(1)         Average daily revenue is defined as contract drilling revenues earned per operating day.  An operating day is defined as a calendar day during which a rig is contracted to earn a dayrate during the firm contract period after commencement of operations.

TRANSOCEAN LTD. AND SUBSIDIARIES

FLEET OPERATING STATISTICS (continued)

	Utilization (2)
	Three months ended			Nine months ended September 30,
	September 30, 2014	June 30, 2014	September 30, 2013	2014	2013
High-Specification Floaters:
Ultra-Deepwater Floaters	83%	88%	90%	87%	94%
Deepwater Floaters	59%	62%	83%	61%	69%
Harsh Environment Floaters	65%	88%	100%	84%	100%
Total High-Specification Floaters	74%	81%	90%	80%	88%
Midwater Floaters	65%	64%	63%	64%	61%
High-Specification Jackups	99%	95%	95%	93%	96%
Total Drilling Fleet	75%	78%	83%	77%	81%

(2)         Rig utilization is defined as the total number of operating days divided by the total number of available rig calendar days in the measurement period, expressed as a percentage.

Revenue Efficiency(3)

Trailing Five Quarters and Historical Data

	3Q 2014	2Q 2014	1Q 2014	4Q 2013	3Q 2013	FY 2013	FY 2012
Ultra-Deepwater	91.6%	94.0%	96.4%	90.0%	92.5%	89.4%	93.2%
Deepwater	93.3%	94.5%	100.5%	95.0%	91.1%	91.0%	91.4%
Harsh Environment Floaters	94.7%	95.7%	96.3%	92.1%	99.9%	96.9%	97.1%
Midwater Floaters	92.2%	97.0%	91.1%	92.3%	95.3%	93.5%	90.9%
High-Specification Jackups	97.0%	97.3%	94.5%	97.2%	98.9%	97.8%	95.0%
Total	92.6%	95.0%	95.7%	91.7%	94.0%	91.7%	93.0%

(3)         Revenue efficiency is defined as actual contract drilling revenues for the measurement period divided by the maximum revenue calculation for the measurement period, expressed as a percentage.  Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding amounts related to incentive provisions.

Transocean Ltd. and Subsidiaries

Supplemental Effective Tax Rate Analysis

(In US$ millions)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2014	2014	2013	2014	2013
Income (loss) from continuing operations before income taxes	$(2,278)	$676	$603	$(1,048)	$1,392
Add back (subtract):
Litigation matters	(21)	—	29	(18)	103
One-time termination benefits	4	4	16	9	26
Loss on impairment of goodwill and other assets	2,768	—	—	2,833	37
Loss (gain) on disposal of other assets, net	3	(1)	(34)	2	(34)
Loss on financial instruments	—	—	—	—	19
Loss on retirement of debt	—	4	—	5	2
Adjusted income from continuing operations before income taxes	476	683	614	1,783	1,545

Income tax (benefit) expense from continuing operations	(16)	72	63	136	214
Add back (subtract):
Litigation matters	(7)	—	10	(6)	36
One-time termination benefits	1	—	1	1	4
Loss on impairment of goodwill and other assets	95	—	—	95	—
Loss (gain) on disposal of other assets, net	—	—	(12)	—	(12)
Changes in estimates (1)	45	14	55	72	77
Adjusted income tax expense from continuing operations (2)	$118	$86	$117	$298	$319

Effective Tax Rate (3)	0.7%	10.7%	10.4%	(13.0)%	15.4%

Annual Effective Tax Rate (4)	24.8%	12.6%	19.1%	16.7%	20.6%

(1)         Our estimates change as we file tax returns, settle disputes with tax authorities or become aware of other events and include changes in (a) deferred taxes, (b) valuation of allowances on deferred taxes and (c) other tax liabilities.

(2)         The three months and nine months ended September 30, 2014 includes $39 million of additional tax expense (benefit) reflecting the catch-up effect of an increase (decrease) in the annual effective tax rate from the previous quarter estimate.

(3)         Effective Tax Rate is income tax expense for continuing operations, divided by income from continuing operations before income taxes.

(4)         Annual Effective Tax Rate is income tax expense for continuing operations, excluding various discrete items (such as changes in estimates and tax on items excluded from income before income taxes) divided by income from continuing operations before income tax expense excluding gains and losses on sales and similar items pursuant to the accounting standards for income taxes and estimating the annual effective tax rate.

Transocean Ltd. and Subsidiaries

Non-GAAP Financial Measures and Reconciliations

Adjusted Net Income and Adjusted Diluted Earnings Per Share

(in US$ millions, except per share data)

	YTD	QTD	YTD	QTD	QTD
	09/30/14	09/30/14	06/30/14	06/30/14	03/31/14
Adjusted Net Income
Net income (loss) attributable to controlling interest, as reported	$(1,174)	$(2,217)	$1,043	$587	$456
Add back (subtract):
Litigation matters	(12)	(14)	2	—	2
One-time termination benefits	8	3	5	4	1
Loss on impairment of goodwill and other assets	2,686	2,621	65	—	65
(Gain) loss on disposal of assets, net	2	3	(1)	(1)	—
Loss on retirement of debt	5	—	5	4	1
Loss on disposal of assets in discontinued operations	10	—	10	—	10
Loss (income) from discontinued operations	6	1	5	7	(2)
Discrete tax items and other, net	(72)	(45)	(27)	(14)	(13)
Net income, as adjusted	$1,459	$352	$1,107	$587	$520

Adjusted Diluted Earnings Per Share:
Diluted earnings (loss) per share, as reported	$(3.24)	$(6.12)	$2.86	$1.61	$1.25
Add back (subtract):
Litigation matters	(0.03)	(0.04)	0.01	—	0.01
One-time termination benefits	0.02	0.01	0.01	0.01	—
Loss on impairment of goodwill and other assets	7.39	7.22	0.19	—	0.19
(Gain) loss on disposal of assets, net	0.01	0.01	—	—	—
Loss on retirement of debt	0.01	—	0.01	0.01	—
Loss on disposal of assets in discontinued operations	0.03	—	0.03		0.03
Loss (income) from discontinued operations	0.02	—	0.01	0.02	(0.01)
Discrete tax items and other, net	(0.21)	(0.12)	(0.08)	(0.04)	(0.04)
Diluted earnings per share, as adjusted	$4.00	$0.96	$3.04	$1.61	$1.43

	YTD	QTD	YTD	QTD	YTD	QTD	QTD
	12/31/13	12/31/13	09/30/13	09/30/13	06/30/13	06/30/13	03/31/13
Adjusted Net Income
Net income attributable to controlling interest, as reported	$1,407	$233	$1,174	$546	$628	$307	$321
Add back (subtract):
Litigation matters	78	11	67	19	48	—	48
One-time termination benefits	27	5	22	15	7	7	—
Loss on early lease termination	3	3	—	—	—	—	—
Loss on impairment of assets	64	27	37	—	37	37	—
Gain on disposal of assets, net	(22)	—	(22)	(22)	—	—	—
Loss on retirement of debt	2	—	2	—	2	1	1
Loss on financial instruments	19	—	19	—	19	19	—
Loss on impairment of assets in discontinued operations	14	—	14	14	—	—	—
Gain on disposal of assets in discontinued operations	(54)	(5)	(49)	(31)	(18)	(3)	(15)
Loss (income) from discontinued operations	32	(9)	41	9	32	15	17
Discrete tax items and other, net	(82)	(5)	(77)	(55)	(22)	11	(33)
Net income, as adjusted	$1,488	$260	$1,228	$495	$733	$394	$339

Adjusted Diluted Earnings Per Share:
Diluted earnings per share, as reported	$3.87	$0.64	$3.23	$1.50	$1.73	$0.84	$0.88
Add back (subtract):
Litigation matters	0.21	0.03	0.19	0.05	0.13	—	0.13
One-time termination benefits	0.07	0.01	0.06	0.04	0.02	0.02	—
Loss on early lease termination	0.01	0.01	—	—	—	—	—
Loss on impairment of assets	0.17	0.07	0.10	—	0.10	0.10	—
Gain on disposal of assets, net	(0.06)	—	(0.06)	(0.06)	—	—	—
Loss on retirement of debt	0.01	—	0.01	—	0.01	—	—
Loss on financial instruments	0.05	—	0.05	—	0.05	0.05	—
Loss on impairment of assets in discontinued operations	0.04	—	0.04	0.04	—	—	—
Gain on disposal of assets in discontinued operations	(0.15)	(0.01)	(0.14)	(0.09)	(0.05)	(0.01)	(0.04)
Loss (income) from discontinued operations	0.09	(0.03)	0.11	0.02	0.09	0.04	0.05
Discrete tax items and other, net	(0.22)	(0.01)	(0.21)	(0.14)	(0.06)	0.04	(0.09)
Diluted earnings per share, as adjusted	$4.09	$0.71	$3.38	$1.36	$2.02	$1.08	$0.93